UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	June 04, 2015

PANEX RESOURCES INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 13 Allegro, Legato, Durbanville, South Africa	7536
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	+41 76 753 4401

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                                                                Panex Resources Inc.                                          Page 2

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 27, 2015, we entered into a service agreement with Global Strategic Synergies GMBH, whereby Global Strategic Synergies GMBH will be paid $10,000 USD per month to provide services to us as reasonably required.   Further, we have agreed to other certain terms under the service agreement as more fully disclosed in the service agreement attached to this Form 8-K, as Exhibit 10.8.

On April 27, 2015, we entered into a service agreement with Mark Gasson, whereby Mark Gasson will be paid $15,000 USD per month to provide services to us as reasonably required.   Further, we have agreed to othere certain terms under the service agreement as more fully disclosed in the service agreement attached to the Form 8-K, as Exhibit 10.9.

ITEM 8.01    OTHER.

On April 27, 2015, we changed our corporate headquarters to 13 Allegro, Legato, Durbanville, 7536, South Africa. We use 25 square feet for our office on a rent free basis.

ITEM 9.01    EXHIBITS.

Exhibit	Description

10.8	Services Agreements Global Strategic Synergies GMBH, dated April 27, 2015
10.9	Service Agreement with Mark Gasson, dated April 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panex Resources Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PANEX RESOURCES INC.

Dated:	June 04, 2015	By:	ROSS DOYLE
Ross Doyle – CFO